SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2002

La Jolla Pharmaceutical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24274	33-0361285

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive, San Diego, California	92121

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 452-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

     On December 17, 2002, La Jolla Pharmaceutical Company (the “Company”) announced that it has completed its Phase III clinical trial of Riquent™, previously referred to as LJP 394. The Company is now compiling and auditing the data from the trial sites prior to the unblinding and analysis of results. The Company currently anticipates it will report initial trial results as early as February 2003.

     The primary endpoint of the Phase III trial is time to renal flare in patients with high-affinity antibodies to Riquent. Renal flares are potentially life-threatening episodes of kidney inflammation.

     The Company also announced that, based on trial data to date, there were 41 renal flares in patients with high-affinity antibodies and five renal flares in patients with low-affinity antibodies. The Company remains blinded as to whether these renal flares occurred in patients who received placebo or Riquent. The trial enrolled 317 patients with a history of lupus renal disease. Based on 313 patient samples analyzed to date, 294, or 94%, had high-affinity antibodies to Riquent.

     Finally, the Company announced that all patients who completed the Phase III trial are eligible to enroll in an on-going open-label follow-on clinical trial. Patients in the follow-on open-label trial, which is designed to collect longer-term safety data, will receive weekly treatment with Riquent.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following exhibits are filed with this report on Form 8-K:

Exhibit
Number	Description of Exhibit

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

Date: December 17, 2002	By:	/s/ David Duncan, Jr. David Duncan, Jr. Chief Financial Officer